EXHIBIT 24
POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints J. Pedro Reinhard, Richard L. Manetta and Frank H. Brod, acting severally, as his or her attorney-in-fact and agent, to sign one or more registration statements on Form S-8 and any or all amendments (including post-effective amendments) to such registration statements in connection with the registration under the Securities Act of 1933 of shares of Common Stock of The Dow Chemical Company and other securities for the Mycogen Corporation Deferred Savings Plan, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact and agent full power and authority to perform any act in connection with any of the foregoing as fully to all intents and purposes as he or she might do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof. Each attorney-in-fact and agent is hereby granted full power of substitution and revocation with respect hereto.
SIGNATURE	TITLE	DATE
/S/ A.A. ALLEMANG A.A. Allemang	Director and Executive Vice President	May 4, 2004
/S/ J.K. BARTON J.K. Barton	Director	April 28, 2004
/S/ F.H. BROD F.H. Brod	Vice President and Controller (Principal Accounting Officer)	May 5, 2004
/S/ A.J. CARBONE A.J. Carbone	Director and Vice Chairman of the Board	April 28, 2004
/S/ J.M. COOK J.M. Cook	Director	May 3, 2004
/S/ J.C. DANFORTH J.C. Danforth	Director	April 29, 2004
/S/ W.D. DAVIS W.D. Davis	Director	April 30, 2004
/S/ J.M. FETTIG J. M. Fettig	Director	May 3, 2004
/S/ B.H. FRANKLIN B.H. Franklin	Director	May 4, 2004
/S/ A.N. LIVERIS A.N. Liveris	Director, President and Chief Operating Officer	April 29, 2004
/S/ K.R. McKENNON K.R. McKennon	Director	April 29, 2004
/S/ J.P. REINHARD J.P. Reinhard	Director, Executive Vice President and Chief Financial Officer	April 28, 2004
/S/ J.M. RINGLER J.M. Ringler	Director	April 29, 2004
/S/ H.T. SHAPIRO H.T. Shapiro	Presiding Director	May 3, 2004
/S/W.S. STAVROPOULOUS W.S. Stavropoulos	Director, Chairman of the Board and Chief Executive Officer	May 3, 2004
/S/ P.G. STERN P.G. Stern	Director	April 28, 2004